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                                                                 Exhibit 10.53

                    [CALYPTE BIOMEDICAL CORPORATION LETTERHEAD]



                                 September 17, 1999

John J. DiPietro
5615 Morningside Drive
San Jose, CA  95138

     Re:  YOUR SERVICE AS A DIRECTOR OF CALYPTE

Dear John:

     Upon your signature at the end of this letter where indicated, this letter will be the binding agreement (the "AGREEMENT"), effective as of September 17, 1999 (the "EFFECTIVE DATE"), between Calypte Biomedical Corporation ("CALYPTE") and you with respect to the matters set forth herein.

     1. RESIGNATION AS AN EMPLOYEE, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER OF CALYPTE; ELECTION AS DIRECTOR OF CALYPTE.

          (a) RESIGNATION AS AN EMPLOYEE, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER OF CALYPTE. You hereby resign, as of the Effective Date, as an employee of Calypte and as Chief Financial Officer and as Chief Operating Officer of Calypte. You and Calypte acknowledge that such resignation is mutually amicable and results from your desire to pursue other interests. You will receive payment of all accrued salary and vacation as required by law, and you will continue to receive any benefits accorded to you as a departed employee under the terms of the Company's benefits plans or applicable law (e.g., option to elect continued health coverage under COBRA).

          (b) ELECTION AS DIRECTOR OF CALYPTE. At the meeting of Calypte's Board of Directors (the "BOARD") held next after the Effective Date, the Board will elect you as a Director of Calypte. The Company will place your name for election as a Director of the Company with respect to any election of Directors, and you will serve as a Director of the Company, in each case until the earliest of the date of your death, your written resignation from the Board, or the date upon which you have not been re-elected as a Director by the stockholders of the Company, or the date upon which the Board determines in good faith that such nomination would not be in the best interests of the Company or its stockholders. During your service as a Director of Calypte you will be entitled to such indemnification, stock and/or stock options and other benefits from the Company as are made available from time to time by the Company to other Directors.

     2. GENERAL. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument. This Agreement will be governed by the laws of the State of California without regard to its body of law controlling conflict of laws. This Agreement is the

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complete and exclusive agreement between you and Calypte regarding the specific subject matter of this Agreement and supersedes in their entirety all prior agreements, understandings and communications, oral or written, between us regarding the specific subject matter of this Agreement, will be binding upon and inure to our respective successors and assigns, and upon your heirs, executors and administrators, and may only be amended by a writing signed by each of us or our respective successors, assigns or authorized representatives. We acknowledge that you and the Company are, simultaneously with execution and delivery of this agreement, executing and delivering a Consulting Agreement of even date herewith.

                         Sincerely,

                         /s/ William Boeger
                         -------------------------------------
                         William Boeger
                         President and Chief Executive Officer

ACCEPTED AND AGREED:

          /s/ John DiPietro
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          John J. DiPietro

Date signed:  September 17, 1999
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